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                                                                  EXHIBIT T3E.10

                         LEXINGTON PRECISION CORPORATION

                                Offer to Exchange

           Units Consisting of 12% Senior Subordinated Notes due 2009
                      and Warrants to Purchase Common Stock
                                       for
                   12 3/4% Senior Subordinated Notes due 2000


   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
     CITY TIME, ON OCTOBER 7, 2003, UNLESS THE OFFER IS EXTENDED (SUCH DATE,
        AS EXTENDED FROM TIME TO TIME, IS HEREINAFTER REFERRED TO AS THE
                               "EXPIRATION DATE").


                                                              September 18, 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Lexington Precision Corporation, a Delaware corporation (the "Company"), has offered to exchange units (the "Units"), consisting of new 12% Senior Subordinated Notes due August 1, 2009 ("New Notes"), and warrants to purchase common stock (the "Warrants"), for its existing 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), upon the terms and subject to the conditions set forth in its Offering Circular Supplement dated September 18, 2003 (the "Supplement"), amending the Amended Offering Circular dated March 7, 2003 (the "Amended Offering Circular"), and the related Letter of Transmittal enclosed herewith (which, together with the Supplement, the Amended Offering Circular (as amended by the Supplement) and any amendments or supplements thereto, collectively constitute the "Exchange Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold the Company's Old Notes registered in your name or in the name of your nominee.

        THE EXCHANGE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE AT LEAST 99% OF THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES OUTSTANDING, (II) THE COMPANY'S COMPLETION OF SENIOR, SECURED FINANCING ARRANGEMENTS, ON TERMS SATISFACTORY TO THE COMPANY, THAT PROVIDE THE COMPANY WITH FINANCING THAT IT BELIEVES TO BE ADEQUATE FOR THE OPERATION OF ITS BUSINESS FOLLOWING THE CONSUMMATION OF THE EXCHANGE OFFER, AND (III) THE COMPLETION ON TERMS SATISFACTORY TO THE COMPANY, OF AMENDMENTS TO, OR REDEMPTION OF, A NUMBER OF THE COMPANY'S OTHER DEBT INSTRUMENTS.

        ALTHOUGH THE TERMS OF THE EXCHANGE OFFER ARE BEING AMENDED BY THE SUPPLEMENT, THE COMPANY HAS DETERMINED TO ACCEPT ALL TENDERS OF OLD NOTES MADE PRIOR TO THE DATE OF THE SUPPLEMENT. CONSEQUENTLY, IF YOUR CLIENTS HAVE ALREADY TENDERED THEIR OLD NOTES AND THEY STILL WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER AS FURTHER AMENDED BY THE SUPPLEMENT, YOU DO NOT NEED TO TAKE AN

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                                       -2-

ACTION. IF YOUR CLIENTS HAVE TENDERED THEIR OLD NOTES BUT THEY DO NOT WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER, AS FURTHER AMENDED BY THE SUPPLEMENT, YOU SHOULD DIRECT THEM TO FOLLOW THE INSTRUCTIONS IN THE SECTION OF THE OFFERING CIRCULAR CAPTIONED "THE AMENDED EXCHANGE OFFER - WITHDRAWAL RIGHTS." IF YOUR CLIENT HAVE NOT TENDERED THEIR OLD NOTES BUT THEY WISH TO PARTICIPATE IN THE AMENDED EXCHANGE OFFER, AS MODIFIED BY THE SUPPLEMENT, YOU SHOULD DIRECT THEM TO FOLLOW THE INSTRUCTIONS IN THE SECTION OF THE SUPPLEMENT CAPTIONED "PROCEDURES FOR TENDERING OLD NOTES."

        For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

                1. Offering Circular Supplement, dated September 18, 2003;

                2. Letter of Transmittal for your use in accepting the Exchange Offer and tendering Old Notes and for the information of your clients, including guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

                3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents are not immediately available or cannot be delivered to Wilmington Trust Company (the "Exchange Agent") prior to the Expiration Date (as defined in the Supplement) or if the procedure for book-entry transfer cannot be completed prior to the Expiration Date;

                4. A letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or in the name of your nominee, with space provided for such clients' instructions with regard to the Exchange Offer; and

                5. Return envelope addressed to the Exchange Agent.

        Requests for additional copies of the Amended Offering Circular may be directed to the Exchange Agent at the address set forth on the back cover of the Supplement.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2003, UNLESS THE OFFER IS EXTENDED.

        If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedure described in the Section entitled "The Exchange Offer -- Guaranteed Delivery Procedures" in the Amended Offering Circular.

        The Company will not pay any fees or commissions to any broker, dealer, or other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. However, the Company will reimburse you for customary and reasonable mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

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        Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at the address and telephone number set forth on the back cover page of the Supplement. Additional copies of the enclosed material may be obtained from the Exchange Agent, at the same address and telephone number.

Very truly yours,

LEXINGTON PRECISION CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF EITHER OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF EITHER OF THE FOREGOING IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.